                                                                    Exhibit 10.1

                             SYPRIS SOLUTIONS, INC.
                         DIRECTORS COMPENSATION PROGRAM
                          ADOPTED ON SEPTEMBER 1, 1995

                    AMENDED AND RESTATED ON FEBRUARY 25, 2003

                           Description of the Program


     Name. The name of this benefit program shall be the "Directors Compensation Program."

     Purpose. The purpose of the Directors Compensation Program is to enable Sypris Solutions, Inc. (the "Company") to attract, retain and motivate experienced directors by providing compensation that is competitive with compensation offered to directors of other similarly-situated public corporations in the United States.

     Eligibility and Participation. Only "Eligible Directors," defined as those members of the Board of Directors of the Company (the "Board") who are not otherwise employed by the Company, its subsidiaries or any affiliate of the Company in any other capacity, are eligible to participate in the Directors Compensation Program. Any Eligible Director on the Board as of September 1, 1995 (the "Effective Date") and thereafter shall be eligible for compensation under the Directors Compensation Program.

     Compensation. Eligible Directors shall be compensated as set forth below:

          (a) Initial Election Grants and Annual Grants of Stock Options. The Company shall grant each Eligible Director a nonqualified stock option for the purchase of: (i) up to 10,000 shares of the Company's common stock, $.01 par value (the "Common Stock") at the time the Eligible Director is initially elected to serve on the Board (the "Initial Election Grant"); and (ii) up to 6,000 shares of the Company's Common Stock at each annual stockholders' meeting thereafter (the "Annual Grant"), so long as a Director is continuing to serve as a Director on the date of said annual stockholders' meeting. In the event that an Eligible Director is initially elected to the Board at a time other than the date of the Company's annual stockholders' meeting, he or she shall receive an Annual Grant at the subsequent annual stockholders' meeting for a pro rated number of shares to be determined by multiplying 6,000 by a fraction, the numerator of which shall be the number of full months which have elapsed since the date of the Director's initial election and the next annual stockholders' meeting and the denominator of which shall be 12. All such stock options shall be granted by the Company to the Eligible Directors pursuant to the Company's Independent Directors' Stock Option Plan (the "Option Plan"). Each of the options shall be: (i) granted on the dates each of the respective Eligible Directors is initially elected and on the date of each annual stockholders' meeting; (ii) priced at the fair market value of the Company's common stock, as determined in accordance with Section 7.C. of the Option Plan, on the respective date of grant; (iii) immediately exercisable by each of the Eligible Directors on the respective dates of grant; and (iv) subject to the terms and conditions of the Option Plan and any other terms and conditions which, in accordance with the Option Plan, are specified in the applicable Stock Option Agreement entered into by and between the Company and each of the Eligible Directors.

          (b)  Annual Retainer.

               (i) Amount. Each Eligible Director shall receive an annual retainer in the amount of $18,000 (the "Annual Retainer"). In the event that an Eligible Director is initially elected to the Board at a time other than the date of the Company's annual stockholders' meeting, he or she shall receive a prorated Annual Retainer (the "Prorated Annual Retainer") the amount of which is to be determined by multiplying $18,000 by a fraction, the numerator of which shall be the number of full months which have elapsed since the date of the Director's initial election to the Board and the next annual stockholders' meeting and the denominator of which shall be 12.

               (ii) Payment. The Annual Retainer or the Prorated Annual Retainer, as applicable, shall be earned by the Eligible Directors and paid by the Company in equal quarterly installments for each Eligible Director. The quarterly installments of the Annual Retainer or Prorated Annual Retainer shall be payable, together with any attendance fees (defined below), in arrears by checks issued to each Eligible Director no later than the 15th calendar day following the end of each of the Company's fiscal quarters during which the respective Eligible Director served on the Board. Alternatively, pursuant to Paragraph (d) below, each Eligible Director may elect to receive his or her Annual Retainer or Prorated Annual Retainer, together with any attendance fees, in the form of nonqualified stock options in lieu of cash.

          (c)  Attendance Fees.

               (i) Board Meetings. Each Eligible Director shall receive the sum of $1,200 for each meeting of the Board he or she attends in person or, alternatively, the sum of $300 for each meeting of the Board in which he or she participates by telephone (collectively, the "Board Meeting Attendance Fees"). For purposes of the Directors Compensation Program, "attendance" shall not include execution of an action by written consent of the Board. Board Meeting Attendance Fees earned by each Eligible Director during a fiscal quarter shall be payable, together with the quarterly installment of the Annual Retainer or Prorated Annual Retainer, by a check issued no later than the 15th calendar day following the end of the fiscal quarter. Alternatively, pursuant to Paragraph
(d) below, each Eligible Director may elect to receive his or her Board Meeting Attendance Fees in the form of nonqualified stock options in lieu of cash.

               (ii) Committee Meetings. Eligible Directors are entitled to compensation for attending or participating in meetings of committees of the Board. Each Eligible Director who attends a committee meeting in person and serves as the chairperson of the meeting shall receive the sum of $1,400 per meeting, and each of the other Eligible Directors who attend such a committee meeting in person shall receive the sum of $1,000 per meeting. Alternatively, each Eligible Director who, as the chairperson or as a committee member, participates by telephone in committee meetings of the Board shall receive the sum of $300 per meeting. (All of the aforementioned fees in this subparagraph shall hereafter be collectively referred to as the "Committee Meeting Attendance Fees"). For purposes of the Directors Compensation Program, "attendance" shall not include execution of an action by written consent for any committee. Committee Meeting Attendance Fees earned by each Eligible Director during a fiscal quarter shall be payable, together with the Annual Retainer or Prorated Annual Retainer and the Board Meeting Attendance Fees, by a check issued to the Eligible Director no later than the 15th calendar day following the end of the fiscal quarter. Alternatively, pursuant to Paragraph (d) below, each Eligible Director may elect to receive his or her Committee Meeting Attendance Fees in the form of nonqualified stock options in lieu of cash.

          (d) Form of Payment. Each Eligible Director may elect to receive his or her Annual Retainer or Prorated Annual Retainer, Board Meeting Attendance Fees and Committee Meeting Attendance Fees in the form of nonqualified stock options in lieu of cash. The election to receive stock options in lieu of cash must be made by the Eligible Director before each January 1 and shall apply to the sum of the Annual Retainer, Prorated Annual Retainer, Board Meeting Attendance Fees and Committee Meeting Attendance Fees (collectively, the "Fees") earned during the following calendar year. Eligible Directors initially elected to the Board other than at an annual stockholders' meeting shall make the election no later than 10 calendar days after being elected to the Board and such election shall apply to Fees earned during the remainder of such calendar year. An Eligible Director who fails to make a timely election for the first calendar year such director is eligible to make an election shall be deemed to have elected to receive Fees in cash. An Eligible Director who fails to make an election for any subsequent calendar year shall be deemed to have made the same election such director made for the immediately preceding calendar year. Such elections, including deemed elections, shall be irrevocable for the calendar year for which made.

           Any stock options issued to an Eligible Director in lieu of cash compensation shall be granted to the respective Eligible Director pursuant to the Option Plan on a quarterly basis, with each grant to be made on the first day following the end of each of the Company's fiscal quarters (the "Date of Grant"). The number of shares to be granted under such options shall be determined by dividing the total of the quarterly installment of the Annual Retainer or Prorated Annual Retainer, as applicable, plus any Board Meeting Attendance Fees and any Committee Meeting Attendance Fees earned by the respective Eligible Director during the previous fiscal quarter by 33% of the fair market value of the Company's Common Stock, as determined in accordance with Section 7.C. of the Option Plan, on the Date of Grant. The options shall be: (i) priced at the fair market value of the Company's Common Stock, as determined in accordance with Section 7.C. of the Option Plan, on the Date of Grant; (ii) immediately exercisable by each of the Eligible Directors on the respective date of grant; and (iii) subject to the terms and conditions of the Option Plan and any other terms and conditions which, in accordance with the Option Plan, are specified in the applicable Stock Option Agreement entered into by and between the Company and each of the Eligible Directors.

     Expense Reimbursement. Each Eligible Director shall be reimbursed for travel and other expenses incurred in the performance of his or her duties.

     Administration. The Directors Compensation Program is administered by the Compensation Committee of the Board. The Committee members are selected by the Board and have no specific term of office.

     Resignation from the Board of Directors. The resignation of any Eligible Director shall cause such director to be ineligible to receive any amount of the Annual Retainer or Prorated Annual Retainer installments not yet paid to him or her as of the date of resignation. Any attendance fees which have been earned by the Eligible Director in accordance with Paragraph (c) above prior to the date of resignation shall be paid in the same form and according to the same timetables described in Paragraph (c) above.

     Program Termination or Modification. The Compensation Committee shall review the Directors Compensation Program on at least an annual basis and may make changes, alterations or modifications to the program which are deemed to be in the Company's best interest. Any change, alteration or modification shall be made by a written instrument consented to by the Board. The Board may similarly terminate the Directors Compensation Program at any time if, in the judgment of the Board, such termination is in the Company's best interest.


     IN WITNESS WHEREOF, the Company has caused this Directors Compensation Program to be executed in its name and on its behalf on February 25, 2003.




                                       SYPRIS SOLUTIONS, INC.


                                       By: /s/ Jeffrey T. Gill
                                           -------------------
                                           Jeffrey T. Gill
                                           President and CEO